Exhibit 99.1

FLEET STATUS REPORT AS OF NOVEMBER 8, 2010

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments[1]

U.S. MARKETED (8)

SEAHAWK 2602	250’MC	US GOM	Contracted	Arena	$40,000	70	24-Jan-2011	Arena contract anticipated to commence 15-Nov-10, pending permit approval. Rig substituted for Seahawk 2500. Prior contract with Energy XXI completed on 7-Oct-10

SEAHAWK 2601	250’MC	US GOM	Contracted	Chevron	$45,550	6	14-Nov-2010	Contract commenced on 15-Oct-10. Prior contract with Hilcorp completed on 14-Oct-10
			Finalizing Contract	Chevron	$45,550	20	4-Dec-2010	Permitted. Dayrate may fluctuate based on contract personnel requirements
			Finalizing Contract	Chevron	$45,550	25	29-Dec-2010	Permitted. Dayrate may fluctuate based on contract personnel requirements
			Finalizing Contract	Chevron	$45,550	25	23-Jan-2011	Permitted. Dayrate may fluctuate based on contract personnel requirements

SEAHAWK 2600	250’MC	US GOM	Contracted	Tarpon	$40,000	60	11-Jan-2011	Contract anticipated to commence 12-Nov-10, pending permit approval. Prior well with Tarpon completed on 22-Oct-10

SEAHAWK 2505	250’MS	US GOM	Available					Sale of rig for $14.55 million contingent upon third-party contract award

SEAHAWK 2504	250’MS	US GOM	Available

SEAHAWK 2007	200’MC	US GOM	Contracted	Castex	$34,000	75	29-Jan-2011	Castex contract anticipated to commence 15-Nov-10, pending permit approval. Prior contract with Breton completed on 21-Oct-10

SEAHAWK 2004	200’MC	US GOM	Contracted	Walter Oil & Gas	$32,000	21	29-Nov-2010	Contract commenced on 7-Nov-10. Prior contract with Bandon Oil & Gas completed on 6-Nov-10

SEAHAWK 2001	200’M	US GOM	Available					Contract with Petroquest completed on 22-Oct-10

U.S. COLD STACKED (12)

SEAHAWK 3000	300’MC	US GOM	Cold Stacked/Shipyard

1) Contracted/permitted with Energy XXI at $55,000/day for 14 days; deferred until December 2010

2) Contracted/permitted with Badger at $55,000/day for 40 days; deferred and will follow Energy XXI’s project

3) Contracted/permit pending with Arena at $60,000/day for 5 well program (estimate 150 days); will follow Badger’s project

SEAHAWK 2500	250’MS	US GOM	Cold Stacked					Seahawk 2602 substituted for Arena contract

SEAHAWK 2501	250’MS	US GOM	Cold Stacked

SEAHAWK 2502	250’MS	US GOM	Cold Stacked

SEAHAWK 2003	200’MC	US GOM	Cold Stacked

SEAHAWK 2006	200’MC	US GOM	Cold Stacked

SEAHAWK 2503	250’MS	US GOM	Cold Stacked

SEAHAWK 2005	200’MC	US GOM	Cold Stacked

SEAHAWK 2008	200’MC	US GOM	Cold Stacked

SEAHAWK 2002	200’MC	US GOM	Cold Stacked

SEAHAWK 2000	200’MC	US GOM	Cold Stacked

SEAHAWK 800	80’MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

[1]	The number of days to complete the program are estimated for U.S. well-to-well contracts. The actual number of days contracted may vary from this estimate.